SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2010
INTELLIGROUP, INC.
(Exact Name of Registrant as Specified in Charter)

New Jersey	0-20943	11-2880025

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Independence Way, Suite 220
Princeton, New Jersey	08540

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (646) 810-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.
On July 20, 2010, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of June 14, 2010 (the “Merger Agreement”), by and among Intelligroup, Inc., a New Jersey corporation (the “Company”), NTT Data Corporation, a corporation organized under the laws of Japan (“Parent”), and Mobius Subsidiary Corporation, a New Jersey corporation and wholly-owned subsidiary of Parent (“Purchaser”), Purchaser was merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger, all outstanding shares of common stock of the Company, par value $0.01 per share (the “Shares”), other than any Shares owned or held by the Company, Parent or Purchaser and any of their respective subsidiaries, were converted into the right to receive $4.65 per Share, without interest, net to the sellers in cash (the “Merger Consideration”). Following the Purchaser’s acquisition of more than 90% of the Shares, the Merger was effected on an expedited basis and without a meeting of the Company’s shareholders pursuant to the short-form merger procedure available under New Jersey law. At the effective time of the Merger (the “Effective Time”), the Company’s shareholders immediately prior to the Effective Time ceased to have any rights with respect to the Shares (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings or growth.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation and the officers of the Purchaser immediately prior to the Effective Time became the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Surviving Corporation’s Certificate of Incorporation and Bylaws, or as otherwise provided by applicable law. As of the Effective Time, the sole director of the Surviving Corporation is Koji Miyajima. Immediately following the Effective Time, the officers of the Surviving Corporation were: Vikram Gulati, President and Chief Executive Officer; Koji Miyajima, Treasurer; and Shigenari Oketani, Vice President and Secretary.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.
Pursuant to the Merger Agreement, at the Effective Time, the Company’s Certificate of Incorporation, as in effect immediately prior to the Effective Time, was amended and restated in its entirety, and such amended and restated certificate of incorporation became the Certificate of Incorporation of the Surviving Corporation. A copy of the amended and restated Certificate of Incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference.
In addition, pursuant to the Merger Agreement, at the Effective Time, the by-laws of Purchaser, as in effect immediately prior to the Effective Time, became the by-laws of the Surviving Corporation except that the name of the corporation set forth therein was made “Intelligroup, Inc.”. A copy of the by-laws of the Surviving Corporation is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01	Other Events.
As a result of the Merger, the Shares will no longer be quoted on the Over-the-Counter Bulletin Board or listed on any other market or securities exchange. The Company will file with the SEC a Certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to suspend the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

On July 21, 2010, the Company and Parent issued a joint press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Certificate of Incorporation of Intelligroup, Inc., dated as of July 20, 2010
3.2	Amended and Restated Bylaws of Intelligroup, Inc., dated as of July 20, 2010
99.1	Press Release, issued by Intelligroup, Inc. and NTT Data Corporation, dated July 21, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLIGROUP, INC.
	By:	/s/ Vikram Gulati
Vikram Gulati
Date: July 21, 2010		President